As filed with the U.S. Securities and Exchange Commission on March 16, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Ship Lease, Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561
(Address, including zip code, of Principal Executive Offices)

Global Ship Lease, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)

Watson Farley & Williams LLP
Attention: Filana R. Silberberg, Esq.
120 West 45th Street
New York, New York 10036
(212) 922-2225
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Global Ship Lease, Inc., a Marshall Islands corporation (the “Company”), is filing this registration statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the requirements of Form S-8 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,430,000 shares of Class A common stock, par value $0.01 per share (“Common Shares”) in aggregate that are issuable pursuant to the Company’s 2019 Omnibus Incentive Plan (as amended and restated, the “Plan”).  The Common Shares being registered are in addition to the 432,988 Common Shares that were registered on the Company’s Registration Statement on Form S-8 that was filed on August 20, 2021 (Registration Statement No. 333-258992), and the 1,600,000 Common Shares that were registered on the Company’s Registration Statement on Form S-8 that was filed on April 4, 2022 and amended on October 9, 2024 (Registration Statement No. 333-264113) (such registration statements together, the “Initial Registration Statements”).

The additional Common Shares being registered in this Registration Statement are of the same class as securities covered by the Initial Registration Statements, the contents of which are incorporated herein by reference in accordance with General Instruction E to Form S-8, to the extent not otherwise amended or superseded by the content of this Registration Statement.

Pursuant to Rule 429 promulgated under the Securities Act, a prospectus relating to this Registration Statement is a combined prospectus relating also to the Initial Registration Statements. In addition, this Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to the Initial Registration Statements.

The combined Section 10(a) prospectus for the Plan updates, among other things, certain information regarding the Plan, including the increase in the number of Common Shares available for grant under the Plan by 2,430,000 Common Shares.

Under cover of this Registration Statement is a combined reoffer prospectus prepared in accordance with Part I of Form F-3 under the Securities Act (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 3,683,005 Common Shares on a continuous or delayed basis that may be deemed to be “control securities” or “restricted securities” under the Securities Act, and the rules and regulations promulgated thereunder, that were issued, or are issuable, pursuant to the Plan to certain employees, directors and/or officers of the Company identified in this Registration Statement, as may be supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act. The combined reoffer prospectus updates, among other things, certain information regarding the ownership of Common Shares by the selling securityholders and the number of Common Shares available for resale by each selling securityholder. Such selling securityholders may reoffer or resell all, a portion, or none of the Common Shares which have been or will be acquired pursuant to the Plan.

The inclusion of such Common Shares herein does not necessarily represent a present intention to sell any or all of such Common Shares by the selling securityholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in this Part I of this Registration Statement is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of the Company as required by Rule 428(b)(1).

Reoffer Prospectus

3,683,005 Shares

Global Ship Lease, Inc.

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of up to 3,683,005 shares (the “Shares”) of Class A common stock, par value $0.01 per share (“Common Stock”), of Global Ship Lease, Inc. This Reoffer Prospectus covers the Shares acquired by or issuable to the selling securityholders pursuant to, or in settlement of, awards granted to the selling securityholders under the Global Ship Lease, Inc. 2019 Omnibus Incentive Plan (as amended and restated from time to time, the “Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our employees, officers, and directors who may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GSL.” On March 12, 2026, the last quoted sale price for our Common Stock as reported on the NYSE was $37.42.

The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 5 of this Reoffer Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is March 16, 2026.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Shares in any jurisdiction where the offer is not permitted.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the information and documents we file with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless the context otherwise requires, references to the “Company,” “we,” “us,” “our,” or “Global Ship Lease” refer to Global Ship Lease, Inc.

Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “scheduled” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, and the likelihood of success in acquiring additional vessels to expand our business.

Forward-looking statements appear in a number of places in this Reoffer Prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, which is incorporated herein by reference (our “2025 Annual Report”), as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this Reoffer Prospectus and that are incorporated by reference herein.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this Reoffer Prospectus. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus, as predictions of future events and conditions. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this Reoffer Prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Reoffer Prospectus.

The cautionary statement made in this Reoffer Prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this Reoffer Prospectus and the information and documents incorporated by reference herein. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus and the information and documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different than what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ii

Market and Industry Data

Certain market data and industry statistics and forecasts are based on independent industry publications and other publicly available information and are incorporated by reference herein. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data incorporated by reference in this Reoffer Prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this Reoffer Prospectus. Accordingly, investors should not place undue reliance on this information.

iii

PROSPECTUS SUMMARY

This section summarizes some of the key information that is contained or incorporated by reference in this Reoffer Prospectus. This summary may not contain all of the information that may be important to you, and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this Reoffer Prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this Reoffer Prospectus or is contained in the documents that we incorporate by reference into this Reoffer Prospectus.

Our Company

Global Ship Lease, Inc. is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships, which we charter out under fixed-rate charters to reputable container shipping companies.

As of March 12, 2026, we owned 71 mid-sized and smaller containerships, ranging from 2,207 to 11,040 TEU, with an aggregate capacity of 423,003 TEU. 41 ships are wide-beam Post-Panamax.

As of December 31, 2025, including the three 8,586 TEU, Korean-built containerships delivered on various dates in December 2025 and the third one, Cypress, on January 9, 2026, and all charters agreed during 2025 and through February 28, 2026, the average remaining term of our charters, to the mid-point of redelivery, including options under our control and other than if a redelivery notice has been received, was 2.7 years on a TEU-weighted basis. Contracted revenue on the same basis was $2.24 billion. Contracted revenue was $2.77 billion, including options under charterers’ control and with latest redelivery date, representing a weighted average remaining term of 3.6 years.  For additional information on our fleet, please see “Our Fleet” below.

Our Fleet

As of December 31, 2025, there were 70 containerships in the fleet, and 71 containerships total as of February 28, 2026, including the third Newly Acquired Vessel (Cypress) which was delivered to us in January 2026.

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date (2)	Daily Charter Rate $
CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	3Q28	1Q29	47,200
ZIM Norfolk (1)	9,115	31,764	2015	ZIM	2Q32	4Q32	65,000 (3)
Anthea Y (1)	9,115	31,890	2015	MSC	4Q28	4Q28	Footnote (4)
ZIM Xiamen (1)	9,115	31,820	2015	ZIM	3Q32	4Q32	65,000 (3)
Sydney Express (1)	9,019	31,254	2016	Hapag-Lloyd	3Q27	4Q29	Footnote (5)
Istanbul Express (1)	9,019	31,380	2016	Hapag-Lloyd	3Q26	2Q30	Footnote (5)
Bremerhaven Express (1)	9,019	31,199	2015	Hapag Lloyd	2Q27	3Q29	Footnote (5)
Czech (1)	9,019	31,319	2015	Hapag-Lloyd	4Q26	3Q30	Footnote (5)
MSC Tianjin	8,603	34,243	2005	MSC (6)	3Q30	1Q31	Footnote (6)
MSC Qingdao	8,603	34,586	2004	MSC (6)	4Q30	1Q31	Footnote (6)
GSL Ningbo	8,603	34,340	2004	MSC	3Q30	1Q31	Footnote (7)
GSL Alexandra	8,599	37,809	2004	Maersk (8)	2Q28	3Q28	Footnote (8)
GSL Sofia	8,599	37,777	2003	Maersk (8)	3Q28	3Q28	Footnote (8)
GSL Effie	8,599	37,777	2003	Maersk (8)	3Q28	3Q28	Footnote (8)
GSL Lydia	8,599	37,777	2003	Maersk (8)	2Q28	3Q28	Footnote (8)
Lotus A	8,586	33,026	2010	CMA CGM	2Q26	3Q30	Footnote (9)
Koi	8,586	33,019	2011	CMA CGM	1Q26	2Q30	Footnote (9)
Cypress	8,586	33,026	2011	CMA CGM	2Q26	2Q30	Footnote (9)
GSL Eleni	7,847	29,261	2004	Maersk	4Q27	2Q29	Footnote (10)
GSL Kalliopi	7,847	29,261	2004	Maersk	1Q28	3Q29	Footnote (10)
GSL Grania	7,847	29,261	2004	Maersk	1Q28	3Q29	Footnote (10)
Colombia Express (1)	7,072	23,424	2013	Hapag-Lloyd	4Q28	1Q31	Footnote (11)
Panama Express (1)	7,072	23,424	2013	Hapag-Lloyd	4Q29	4Q31	Footnote (11)
Costa Rica Express (1)	7,072	23,424	2013	Hapag-Lloyd	2Q29	3Q31	Footnote (11)

Nicaragua Express (1)	7,072	23,424	2013	Hapag-Lloyd	3Q29	4Q31	Footnote (11)
CMA CGM Berlioz	7,023	26,776	2001	CMA CGM (12)	3Q29	3Q29	37,750 (12)
Mexico Express (1)	6,918	23,970	2015	Hapag-Lloyd	3Q29	4Q31	Footnote (11)
Jamaica Express (1)	6,918	23,915	2015	Hapag-Lloyd	3Q29	4Q31	Footnote (11)
GSL Christen	6,858	27,954	2002	Maersk	4Q27	1Q28	Footnote (13)
GSL Nicoletta	6,858	28,070	2002	Maersk	1Q28	2Q28	Footnote (13)
Agios Dimitrios	6,572	24,931	2011	MSC	3Q30	4Q30	Footnote (6)
GSL Vinia	6,080	23,737	2004	Maersk	1Q28	4Q29	Footnote (14)
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	1Q28	3Q29	Footnote (14)
GSL Arcadia	6,008	24,858	2000	Maersk (15)	1Q29	2Q29	12,700 (15)
GSL Violetta	6,008	24,873	2000	Maersk (15)	1Q29	1Q29	12,900 (15)
GSL Maria	6,008	24,414	2001	Maersk (15)	1Q30	2Q30	12,700 (15)
GSL MYNY	6,008	24,876	2000	Footnote (15)	1Q29	2Q29	Footnote (15)
GSL Melita	6,008	24,859	2001	Maersk (15)	3Q29	3Q29	12,700 (15)
GSL Tegea	5,994	24,308	2001	Maersk (15)	3Q29	4Q29	12,700 (15)
GSL Dorothea	5,994	24,243	2001	Maersk (15)	3Q29	3Q29	12,700 (15)
Ian H	5,936	25,128	2000	COSCO	4Q27	4Q27	Footnote (16)
GSL Tripoli	5,470	22,109	2009	Maersk	3Q27	4Q27	17,250
GSL Kithira	5,470	22,259	2009	Maersk	4Q27	1Q28	17,250
GSL Tinos	5,470	22,068	2010	Maersk	3Q27	4Q27	17,250
GSL Syros	5,470	22,099	2010	Maersk	4Q27	4Q27	17,250
Orca I	5,308	20,633	2006	Footnote (17)	3Q28	4Q28	Footnote (17)
Dolphin II	5,095	20,596	2007	Footnote (17)	1Q28	2Q28	Footnote (17)
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q29	4Q29	35,500 (18)
GSL Château d’If	5,089	19,994	2007	CMA CGM	4Q29	1Q30	35,500 (18)
GSL Susan	4,363	17,309	2008	CMA CGM	3Q27	1Q28	Footnote (19)
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	1Q28	2Q28	Footnote (19)
CMA CGM Sambhar	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote (19)
CMA CGM America	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote (19)
GSL Rossi	3,421	16,420	2012	ZIM	1Q29	2Q29	35,000 (20)
GSL Alice	3,421	16,543	2014	CMA CGM	2Q28	3Q28	31,000
GSL Eleftheria	3,421	16,642	2013	Maersk	3Q28	4Q28	33,000
GSL Melina	3,404	16,703	2013	Maersk	4Q26	4Q26	29,900
Athena	2,980	13,538	2003	MSC	2Q27	3Q27	Footnote (21)
GSL Valerie	2,824	11,971	2005	ZIM	2Q27	3Q27	Footnote (22)
GSL Mamitsa	2,824	11,949	2007	RCL	1Q28	2Q28	28,000
GSL Lalo	2,824	11,950	2006	MSC	2Q27	3Q27	Footnote (23)
GSL Mercer	2,824	11,970	2007	ONE	1Q27	2Q27	Footnote (24)
GSL Elizabeth	2,741	11,530	2006	Maersk	3Q28	4Q28	20,360 (25)
Newyorker	2,635	11,463	2001	Maersk	2Q27	3Q27	Footnote (26)
Nikolas	2,635	11,370	2000	CMA CGM	4Q26	2Q27	26,000
GSL Chloe	2,546	12,212	2012	ONE	1Q27	2Q27	Footnote (24)
GSL Maren	2,546	12,243	2014	OOCL	2Q28	3Q28	16,500 (27)
Maira	2,506	11,453	2000	CMA CGM	1Q27	2Q27	26,000
Manet	2,288	11,534	2001	OOCL	3Q26	4Q26	24,000
Kumasi	2,220	11,652	2002	MSC	4Q26	1Q27	Footnote (28)
Julie	2,207	11,731	2002	MSC	3Q27	3Q27	Footnote (29)

(1)	Modern design, high reefer capacity, fuel-efficient “ECO” vessel.
(2)
In many instances, charterers have the option to extend a charter beyond the nominal latest expiry date by the amount of time that the vessel was off hire during the course of that charter. This additional charter time (“Offhire Extension”) is computed at the end of the initially contracted charter period. The Latest Charter Expiry Dates shown in this table have been adjusted to reflect offhire accrued up to December 31, 2025, plus estimated offhire scheduled to occur during the remaining lifetimes of the respective charters. However, as actual offhire can only be calculated at the end of each charter, in some cases actual Offhire Extensions – if invoked by charterers – may exceed the Latest Charter Expiry Dates indicated.

(3)	Zim Norfolk and Zim Xiamen were forward extended for 60 – 63 months. The extensions, at confidential rates, are expected to commence between 2Q-3Q 2027.
(4)	Anthea Y is fixed for 36 months +/- 30 days and is chartered at a confidential rate.

(5)
Sydney Express, Istanbul Express, Bremerhaven Express and Czech were contracted for purchase in 4Q 2024, with three vessels delivered in December 2024 and the fourth in January 2025. Contract cover for each vessel is for a varied median firm duration extending for an average of 1.7 years, or up to an average of 5.1 years if all charterers’ options are exercised. Sydney Express, Istanbul Express, Bremerhaven Express and Czech are chartered at confidential rates. 12 months extension options were exercised in 3Q 2025 for Bremerhaven Express and Sydney Express.

(6)
MSC Tianjin, MSC Qingdao and Agios Dimitrios are chartered at confidential rates. MSC Tianjin, MSC Qingdao and Agios Dimitrios were forward fixed in direct continuation for 36 – 38 months. The new charters are expected to commence between 3Q-4Q 2027.  MSC Tianjin, MSC Qingdao and Agios Dimitrios new charters are at confidential rates. MSC Qingdao & Agios Dimitrios are fitted with Exhaust Gas Cleaning Systems (“scrubbers”).

(7)	GSL Ningbo is chartered at a confidential rate. GSL Ningbo is forward fixed in direct continuation for 36 – 38 months. The new charter is at a confidential rate and is expected to commence on 3Q 2027.
(8)
GSL Alexandra, GSL Sofia, GSL Effie and GSL Lydia. After the initial charter period, extension options were exercised by charterers at confidential rates.  Thereafter, the ships have been forward fixed for approximately 24 months, at confidential rates, with the new charters expected to commence in 2Q-3Q 2026.

(9)
Lotus A and Koi were delivered to our fleet on December 12, 2025, and December 29, 2025, respectively. Cypress was delivered on January 9, 2026. Lotus A, Koi and Cypress charters, at confidential rates, have flexible durations, with latest redeliveries in mid-2030.

(10)
GSL Eleni, GSL Kalliopi and GSL Grania, are chartered for 35 – 38 months, after which the charterer has the option to extend each charter for a further 12 – 16 months. Each charter is at confidential rates.

(11)
Colombia Express (ex Mary), Panama Express (ex Kristina), Costa Rica Express (ex Katherine), Nicaragua Express (ex Alexandra), Mexico Express (ex Alexis), Jamaica Express (ex Olivia I) are fixed to Hapag-Lloyd for 60 months +/- 45 days, followed by two periods of 12 months each at the option of the charterer. The charters are at confidential rates.

(12)	CMA CGM Berlioz was forward fixed for 36 – 38 months. The new charter, at confidential rate, is expected to commence in 1Q 2026.
(13)	GSL Nicoletta and GSL Christen are chartered at confidential rates.
(14)
GSL Vinia and GSL Christel Elizabeth are chartered for 36 – 40 months, after which the charterer has the option to extend each charter for a further 12 – 15 months. The charters are at confidential rates.

(15)
GSL Maria, GSL Violetta, GSL Arcadia, GSL MYNY, GSL Melita, GSL Tegea and GSL Dorothea. Contract cover for each ship is for a firm period of at least three years from the date each vessel was delivered in 2021, with charterers holding a one-year extension option on each charter (at a rate of $12,900 per day), followed by a second option (at a rate of $12,700 per day) with the period determined by – and terminating prior to – each vessel’s 25th year drydocking & special survey. The first extension options have been exercised for all seven ships. Second extension options were exercised in January 2025 for GSL Dorothea, GSL Arcadia, GSL Melita and GSL Tegea, in April 2025 for GSL MYNY and in September 2025 for GSL Maria. The vessels were forward fixed for 36 – 38 months to a leading liner company. The new charters are expected to commence between 1Q 2026 and 1Q 2027, following completion of drydocking in some cases, and are at confidential rates. As of December 31, 2025, GSL MYNY is under drydock.

(16)	Ian H charter is chartered at confidential rate.
(17)	Dolphin II and Orca I are fixed to a leading liner company. Each charter is at confidential rates.
(18)	GSL Château d’If and CMA CGM Alcazar were forward fixed for 36 – 38 months. The new charters, at confidential rates, are expected to commence between 3Q-4Q 2026.
(19)	GSL Susan, CMA CGM Jamaica, CMA CGM Sambhar and CMA CGM America are chartered at confidential rates.
(20)	GSL Rossi was forward fixed for 35-37 months. The new charter, at confidential rates, is expected to commence in 2Q 2026.
(21)	Athena is fixed for 24 – 30 months. The charter is at confidential rate.
(22)	GSL Valerie. The charter is at confidential rate.
(23)	GSL Lalo. The charter is at confidential rate.
(24)	GSL Mercer and GSL Chloe. The charters are at confidential rates.
(25)	GSL Elizabeth was forward fixed for 24 – 27 months. The new charter, at confidential rate, is expected to commence in 3Q 2026.
(26)	Newyorker is chartered at a confidential rate.
(27)	GSL Maren was forward fixed in direct continuation for 24 – 26 months. The new charter, at confidential rate, is expected to commence in 2Q 2026.
(28)	Kumasi is chartered at a confidential rate.
(29)	Julie is chartered at a confidential rate.

Employment of Our Fleet

We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, as the ship owner, we provide and bear the cost of crew, lubricating oil, and all maintenance and other services related to the ship’s operation, the cost of which is included in the daily charter rate. As the ship’s owner, we are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship’s voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.

The initial term for a time charter commences on the ship’s delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.

Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.

Management of our Fleet

Our management team supervises the day-to-day technical ship management of our vessels, which is provided by Technomar, a company of which our Executive Chairman is the Founder, Managing Director, and majority beneficial owner, and the commercial ship management of our vessels, which is provided by Conchart, a company of which our Executive Chairman is the sole beneficial owner.

For more information regarding management of our ships, please see “Item 4. Information on the Company—B. Business Overview—Management of our Fleet” in our 2025 Annual Report, which is incorporated herein by reference.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the selling securityholders listed in this Reoffer Prospectus, of up to 3,683,005 shares of Common Stock acquired by or issuable to selling securityholders pursuant to, or in settlement of, awards granted to the selling securityholders under the Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.

RISK FACTORS

An investment in our securities involves substantial risks a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this Reoffer Prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this Reoffer Prospectus and any prospectus supplement, including those in “Item 3.D. Risk Factors” in our 2025 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this Reoffer Prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.

SELLING SECURITYHOLDERS

We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest, in accordance with the terms and conditions of the Plan and the applicable award agreement. For additional information on our Plan and the terms of award agreements pursuant to which the awards were granted, please see our 2025 Annual Report.

The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered under this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them under this Reoffer Prospectus.

	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Offered**(2)	Number of Shares Beneficially Owned After the Offering
Securityholders	Number	Percent		Number	Percent
George Giouroukos	2,848,400	7.92%	1,975,015	1,716,559	4.77%
Michael Gross	42,759	*	30,105	34,000	*
Alain Wils	5,129	*	26,475	-	-
Menno van Lacum	23,608	*	37,163	7,791	*
Alain Pitner	15,817	*	37,163	-	-
Michael Chalkias	15,817	*	37,163	-	-
Rami Neugeborn	5,597	*	26,943	-	-
Ulrike Helfer	11,349	*	32,695	-	-
Ian Webber	77,125	*	74,802	23,669	*
Thomas A. Lister	30,723	*	593,551	-	-
Anastasios Psaropoulos	131,275	*	497,333	26,000	*
Maria Danezi	22,289	*	164,597	-	-
George Giannopoulos	7,692	*	150,000	-	-

*	Represents beneficial ownership of less than 1%.

**
Number of shares being offered” represents the maximum number of shares that a selling securityholder could sell in a hypothetical sale by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.

(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock that are vested as of March 16, 2026 or that will become vested within 60 days after March 16, 2026, and based on 35,918,244 shares of Common Stock issued and outstanding as of March 16, 2026.

(2)
The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the Plan irrespective of whether such grants are vested as of March 16, 2026 or will become vested within 60 days after March 16, 2026.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders;

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and with respect to matters of U.S. law will be passed upon for us by our counsel, Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Reoffer Prospectus by reference to our 2025 Annual Report have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The industry information attributed to Maritime Strategies International Ltd. (“MSI”) by incorporation by reference to our 2025 Annual Report has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below:

•
Annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 12, 2008, as amended by the Registration Statement on Form 8-A12B filed with the SEC on March 26, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Global Ship Lease, Inc.
Attn: Thomas A. Lister
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street,
Kifisia, Athens 14561
www.globalshiplease.com

Information provided by the Company

We will furnish holders of our Class A common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Global Ship Lease, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)          The Registrant’s latest annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on March 16, 2026, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)          The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 12, 2008, as amended by the Registration Statement on Form 8-A12B filed with the SEC on March 26, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly authorized to advance expenses to the fullest extent authorized by law, to pay reasonable costs, expenses and attorneys’ fees (including expenses) in connection with the enforcement of rights to the indemnification granted thereunder, and to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or serving in such capacity in another company at the request of the Company against some liabilities.

Section 60 of the Republic of the Marshall Islands’ Business Corporations Act (“Section 60”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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Under Section 60, a corporation shall also have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, Section 60 dictates that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Additionally, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 60. Such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Under Section 60, a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to the Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description of Document
4.1
Amended and Restated Articles of Incorporation of GSL Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Global Ship Lease, Inc.’s Registration Statement on Form 8-A (File No. 001-34153) filed with the SEC on March 26, 2019)

5.1	Opinion of Watson Farley & Williams LLP

23.1	Consent of PricewaterhouseCoopers S.A.

23.2	Consent of Maritime Strategies International Ltd.

23.3	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)

99.1
2019 Omnibus Incentive Plan, (as amended and restated on September 29, 2021, and as further amended and restated on September 25, 2025) (incorporated by reference to Exhibit 4.8 to Global Ship Lease’s Annual Report on Form 20-F filed with the SEC on March 16, 2026)

107.1	Filing Fee Table

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (f)	[Reserved]

(g)	[Not applicable.]

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on March 16, 2026.

GLOBAL SHIP LEASE, INC.

By:	/s/ Thomas A. Lister
	Name:	Thomas A. Lister
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Filana R. Silberberg as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 16, 2026.

/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Thomas A. Lister	Chief Executive Officer (Principal Executive Officer)
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
Anastasios Psaropoulos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Ulrike Helfer	Director
Ulrike Helfer

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Yoram (Rami) Neugeborn	Director
Yoram (Rami) Neugeborn

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Director
Ian J. Webber

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, has signed this Registration Statement in Newark, Delaware on March 16, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi

	Name:	Donald J. Puglisi
	Title:	Managing Director